EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For further information contact:

Joseph M. Murphy
President and CEO
(207) 288-3314

BAR HARBOR BANKSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

Bar Harbor, Maine (October 22, 2004) – Bar Harbor Bankshares (AMEX:BHB) today announced that its Board of Directors declared on October 19, 2004, a quarterly cash dividend of $0.20 per common share for the period ending September 30, 2004. The dividend will be payable December 15, 2004 to shareholders of record at the close of business on November 19, 2004.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with eleven branch office locations serving Down East and Mid Coast Maine.